UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2012

Servotronics, Inc.
(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1110 Maple Street
Elma, New York 14059-0300
(Address of principal executive offices, including zip code)

(716) 655-5990
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 21, 2012, the Board of Directors of Servotronics, Inc. ("the Company") increased the size of the Board from four to six members and elected Edward C. Cosgrove, Esq. and Kenneth D. Trbovich to fill the newly created positions on the Board.

Mr. Cosgrove is the managing partner of the Cosgrove Law Firm in Buffalo, New York. Mr. Cosgrove has had a distinguished career that included service in the United States Army and the Federal Bureau of Investigation prior to practicing law for 49 years, including an eight-year term as Erie County District Attorney. Mr. Cosgrove will serve as an Independent Director and a member of the Company’s Executive Committee.

There are no arrangements or understandings between Mr. Cosgrove and any other persons pursuant to which Mr. Cosgrove was appointed a Director of the Company. There are no transactions in which Mr. Cosgrove has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Cosgrove will receive compensation for his service on the Board of Directors in accordance with the Company’s standard compensatory arrangement for Independent Directors. A description of the Company’s Independent Director compensation program can be found in the Company’s proxy statement for the 2012 Annual Meeting of Shareholders that was filed with the Securities and Exchange Commission on June 4, 2012.

Mr. Trbovich was appointed President of the Company and Chief Executive Officer of The Ontario Knife Company on September 29, 2012. He has been a full-time employee of the Company since 2003 where he has held several positions of successively increasing responsibilities that led to his current positions. Mr. Trbovich has also served as President of The Ontario Knife Company from May 2012 to present. Mr. Trbovich also held the position of Vice President of the Company (May 2010 to September 2012). As Director of International Sales for The Ontario Knife Company (May 2008 to May 2012) and Director of Special Projects for the Company (May 2007 to May 2012), Mr. Trbovich has traveled extensively directing special projects in Australia, Singapore, Germany, England, France and other world locations aimed at enhancing the global growth and presence of the Company and its subsidiaries. Mr. Trbovich will serve as a member of the Company’s Executive Committee. He is the son of Dr. Nicholas D. Trbovich, Chairman and Chief Executive Officer of the Company, and the brother of Nicholas D. Trbovich, Jr., a Director of the Company.

There are no arrangements or understandings between Mr. Trbovich and any other persons pursuant to which either of Mr. Trbovich was appointed a Director of the Company. There are no transactions in which Mr. Trbovich has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Trbovich will not receive any compensation as a Director of the Company. His compensation as President of the Company was previously disclosed in the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on October 4, 2012.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: November 27, 2012

SERVOTRONICS, INC.

	By:	/s/ Cari L. Jaroslawsky, Chief Financial Officer
Cari L. Jaroslawsky
Chief Financial Officer